UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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ATLAS ENERGY RESOURCES, LLC

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF UNITHOLDERS
PROXY STATEMENT ANNUAL MEETING OF UNITHOLDERS
GENERAL
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
NON-DIRECTOR EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
2006 Summary Compensation Table
2006 GRANTS OF PLAN-BASED AWARDS TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
2006 OPTION EXERCISES AND STOCK VESTED TABLE
DIRECTOR COMPENSATION TABLE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
ANNUAL REPORT AND REPORT ON FORM 10-K
UNITHOLDER PROPOSALS

NOTICE OF ANNUAL MEETING OF UNITHOLDERS
To be held on Wednesday, May 23, 2007
To the Unitholders of ATLAS ENERGY RESOURCES, LLC:
     Notice is hereby given that the annual meeting of unitholders of ATLAS ENERGY RESOURCES, LLC, a Delaware limited liability company, will be held at The Ethical Society Building, 1906 South Rittenhouse Square, Philadelphia, Pennsylvania 19103 on Wednesday, May 23, 2007, at 9:30 a.m. (the “Meeting”), for the following purposes:
1.	To elect seven directors to serve until the next annual meeting of unitholders in 2008.

2.	To transact such other business as may properly be brought before the Meeting and any adjournment thereof.
     Only unitholders of record on our books at the close of business on April 10, 2007, will be entitled to notice of and to vote at the Meeting or any adjournment thereof. A list of unitholders entitled to vote at the Meeting will be available for inspection at the Meeting and for 10 days prior to the Meeting at our offices, at 311 Rouser Road, Moon Township, Pennsylvania 15108. The transfer books will not be closed.
     THE ENCLOSED ADDRESSED ENVELOPE FOR RETURNING THE ENCLOSED PROXY REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE. IF YOU PLAN TO ATTEND THE MEETING, YOU NEED TO BRING A FORM OF PERSONAL IDENTIFICATION WITH YOU. IF YOUR UNITS ARE HELD OF RECORD BY A BANK, BROKER OR OTHER NOMINEE, YOU ALSO NEED TO BRING AN ACCOUNT STATEMENT INDICATING THAT YOU BENEFICIALLY OWN THE UNITS AS OF THE RECORD DATE, OR A LETTER FROM THE RECORD HOLDER INDICATING THAT YOU BENEFICIALLY OWN THE UNITS AS OF THE RECORD DATE, AND IF YOU WISH TO VOTE AT THE MEETING YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

By order of the Board of Directors,
Lisa Washington, Secretary
April 25, 2007

PROXY STATEMENT
ANNUAL MEETING OF UNITHOLDERS

GENERAL
Introduction
     The annual meeting of unitholders of Atlas Energy Resources, LLC, will be held on Wednesday, May 23, 2007 at 9:30 a.m. (the “Meeting”) at The Ethical Society Building, 1906 South Rittenhouse Square, Philadelphia, Pennsylvania 19103, for the purposes set forth in the accompanying notice. Only unitholders of record at the close of business on April 10, 2007 will be entitled to notice of and to vote at the Meeting.
     This statement is furnished in connection with the solicitation by our Board of Directors (the “Board”) of proxies from holders of our common units representing Class B limited liability company interests (“Common Units”) and Class A units representing limited liability company interests (“Class A Units”) to be used at the Meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and returned to us, and not revoked, will be voted at the Meeting and any and all adjournments thereof.
     This proxy statement and the accompanying form of proxy are being sent on or about April 25, 2007, to unitholders of record as of April 10, 2007.
Changing or Revoking Proxy
     If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time prior to its use by giving written notice of revocation to our Secretary at our Moon Township address stated herein, by submitting a later dated proxy or by attending the Meeting and voting in person.
Company’s Units Outstanding and Entitled to Vote at the Meeting
     There were 36,674,365 Common Units and 748,456 Class A Units outstanding as of the April 10, 2007 record date. Each of those units is entitled to one vote on each matter to be voted on at the Meeting.
Quorum
     The presence in person or by proxy of holders of a majority of the outstanding Common Units and the outstanding Class A Units will constitute a quorum. Abstentions and units held by a broker as nominee (i.e., in “street name”) that are represented by proxies at the Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from the beneficial owner of the units (“broker non-votes”), also will be treated as present for quorum purposes.

Vote Required for Approval
     The affirmative vote of a plurality of the Common Units and Class A Units, voting as a single class, represented at the Meeting in person or by proxy, will be necessary for the election of directors. Approval of all other business properly brought before the Meeting will require a favorable vote of a majority of the units represented at the Meeting in person or by proxy.
     Votes may be cast for or withheld from each nominee for director. Under applicable Delaware law, broker non-votes represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal, and abstentions, will have no effect on the vote for the election of directors.
     Any proxy not specifying to the contrary will be voted FOR the election of the nominated directors.
Expenses and Manner of Solicitation
     We will bear the cost of soliciting proxies for the Meeting, including the cost of preparing, assembling and mailing this proxy statement and the accompanying form of proxy. Proxies may be solicited by directors, officers and employees of the Company either personally, by letter, or by telephone. No director, officer, or employee who solicits proxies will be specially compensated for soliciting such proxies. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our outstanding units.
No Appraisal Rights
     Unitholders who object to the proposals will not have appraisal, dissenters’ or similar rights under Delaware law. These rights would permit a unitholder to seek a judicial determination of the fair value of his or her units and to compel the purchase of his or her units for cash in that amount. If the proposals described in this proxy statement are approved as described, that approval will be binding on all unitholders, and objecting unitholders will have no alternative other than selling their unit if they dissent from them.
Unitholders Sharing an Address
     Unitholders sharing an address with another unitholder may receive only one annual report or one set of proxy materials at that address unless they have provided contrary instructions. Any such unitholder who wishes to receive a separate copy of the annual report or a separate set of proxy materials now or in the future may write or call us to request a separate copy of these materials from Investor Relations, 311 Rouser Road, Moon Township, PA 15108; telephone number (412) 262-2830. We will promptly deliver a copy of the requested materials.
     Similarly, unitholders sharing an address with another unitholder who have received multiple copies of our proxy materials may write or call the above address and phone number to request delivery of a single copy of these materials.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth the number and percentage of the Common Units owned by beneficial owners of 5% or more of such units, by our executive officers and directors and by all of the executive officers and directors as a group as of April 10, 2007. The address for each director and executive officer, Atlas Energy Management, Inc. and Atlas America, Inc. is 311 Rouser Road, P.O. Box 611, Moon Township, Pennsylvania 15108.

			Percent
	Class B		of
Beneficial Owner	Common Units		Class
Directors
Edward E. Cohen	700,000	(1)	1.87%
Jonathan Z. Cohen	300,000	(2)	*
Matthew A. Jones	71,100	(3)	*
Walter C. Jones	500	(4)	*
Ellen F. Warren	500	(4)	*
Richard D. Weber	422,471	(5)	*
Bruce M. Wolf	3,500	(4)	1.14%

Non-Director Executive Officers
Nancy J. McGurk	25,000	(6)	*
Lisa Washington	13,100	(7)	*
All executive officers and directors as a group (9 persons)	1,536,171		4.02%

Other Owners of More Than 5% of Outstanding Units
Atlas America, Inc.	29,352,996	(8)	80.04%

*	Less than 1%

(1)	Includes 200,000 phantom units and 500,000 unit options granted pursuant to our Long-Term Incentive Plan (the “Plan”) on January 24, 2007. Each phantom unit represents the right to receive, upon vesting, one Common Unit. Each unit option represents the right to purchase, upon vesting, one Common Unit. The phantom units and unit options vest 25% on the third anniversary of the grant and 75% on the fourth anniversary of the grant.

(2)	Includes 100,000 phantom units and 200,000 unit options granted pursuant to our Plan on January 24, 2007. Each phantom unit represents the right to receive, upon vesting, one Common Unit. Each unit option represents the right to purchase, upon vesting, one Common Unit. The phantom units and unit options vest 25% on the third anniversary of the grant and 75% on the fourth anniversary of the grant.

(3)	Includes 20,000 phantom units and 50,000 unit options granted pursuant to our Plan on January 24, 2007. Each phantom unit represents the right to receive, upon vesting, one Common Unit. Each unit option represents the right to purchase, upon vesting, one Common Unit. The phantom units and unit options vest 25% on the third anniversary of the grant and 75% on the fourth anniversary of the grant.

(4)	Includes 500 phantom units granted pursuant to our Plan on January 24, 2007. Each phantom unit represents the right to receive, upon vesting, either one Common Unit or its then fair market value in cash. The phantom units vest 25% on each anniversary of the grant.

(5)	Includes 47,619 phantom units and 373,752 unit options granted pursuant to the terms of Mr. Weber’s employment agreement dated April 17, 2006. Each phantom unit represents the right to receive, upon vesting, one Common Unit. Each unit option represents the right to purchase, upon vesting, one Common Unit. The phantom units and the unit options vest 25% on each anniversary of Mr. Weber’s employment agreement.

(6)	Includes 10,000 phantom units and 15,000 unit options granted pursuant to our Plan on January 24, 2007. Each phantom unit represents the right to receive, upon vesting, one Common Unit. Each unit option represents the right to purchase, upon vesting, one Common Unit. The phantom units and unit options vest 25% on the third anniversary of the grant and 75% on the fourth anniversary of the grant.

(7)	Includes 5,000 phantom units and 8,000 unit options granted pursuant to our Plan on January 24, 2007. Each phantom unit represents the right to receive, upon vesting, one Common Unit. Each unit option represents the right to purchase, upon vesting, one Common Unit. The phantom units and unit options vest 25% on the third anniversary of the grant and 75% on the fourth anniversary of the grant.

(8)	This information is based upon a Schedule 13D which was filed with SEC on December 27, 2006.
     As of April 10, 2007, 100% of our outstanding Class A Units were owned by our manager, Atlas Energy Management, Inc. (the “Manager”).
PROPOSAL 1: ELECTION OF DIRECTORS
Directors
     Our Amended and Restated Operating Agreement has fixed the number of directors at seven. All directors are elected for a term of one year or until their successors are elected and qualified. The Board has nominated Edward E. Cohen, Jonathan Z. Cohen, Richard D. Weber, Matthew A. Jones, Walter C. Jones, Ellen F. Warren and Bruce M. Wolf for election at the Meeting for a term to expire at the 2008 annual meeting or until their successors are elected or appointed.
     It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the current directors. Should any of the nominees become unable or refuse to accept nomination or election as a director, the persons named as proxies intend to vote for the election of such other person as the Board may recommend. The Board knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.
     Information is set forth below regarding the principal occupation of each nominee. There are no family relationships among our directors, nominees and executive officers except that Edward E. Cohen, who is currently our Chairman of the Board and Chief Executive Officer, is the father of Jonathan Z. Cohen, our Vice Chairman of the Board.
     The Board unanimously recommends a vote “FOR” each of the nominees named in Proposal 1.
Names of Directors, Principal Occupations and Other Information
     Edward E. Cohen, 68, has been our Chairman of the Board and Chief Executive Officer since our formation in 2006 and Chairman of the Board and Chief Executive Officer of the Manager since its formation in 2006. He has been the Chief Executive Officer and President of Atlas America since its organization in September 2000. Mr. Cohen has been Chairman of the managing board of Atlas Pipeline Partners GP, LLC, the general partner of Atlas Pipeline Partners, L.P., since its formation in 1999, and Chairman of the Board and Chief Executive Officer of Atlas Pipeline Holdings GP, LLC, the general partner of Atlas Pipeline Holdings, L.P., since its formation in January 2006. In addition, he has been Chairman of the board of directors of Resource America, Inc. (a publicly-traded specialized asset management company) since 1990 and was its Chief Executive Officer from 1988 until 2004; Chairman of the Board of Resource Capital Corp. (a publicly-traded real estate investment trust, which is an affiliate of Resource America) since its formation in September 2005; a director of TRM Corporation (a publicly-traded consumer services company) since 1998; and Chairman of the Board of Brandywine Construction & Management, Inc. (a property management company) since 1994. Mr. Cohen is the father of Jonathan Z. Cohen.
     Jonathan Z. Cohen, 36, has been our Vice Chairman of the Board since our formation in 2006 and Vice Chairman of the Manager since its formation in 2006. He has been the Vice Chairman of Atlas America since its organization in September 2000. Mr. Cohen has been Vice Chairman of the managing board of Atlas Pipeline Partners GP since its formation in 1999, and Vice Chairman of the Board of Atlas Pipeline Holdings GP since its formation in January 2006. In addition, he has been a senior officer of Resource America since 1998, serving as the Chief Executive Officer since 2004, President since 2003 and a director since 2002, and Chief Executive Officer, President and a director of Resource Capital Corp. since its formation in 2005. Mr. Cohen was a trustee and secretary of RAIT Financial Trust (a publicly-traded real estate investment trust (originally sponsored by Resource America)) from 1997, and its Vice Chairman from 2003 until December 2006. Mr. Cohen is a son of Edward E. Cohen.
     Richard D. Weber, 43, has been our President, Chief Operating Officer and a director since our formation in 2006, and President, Chief Operating Officer and a director of the Manager since its formation in 2006. Mr. Weber served from June 1997 until March 2006 as Managing Director and Group Head of the Energy Group of KeyBanc Capital Markets, a division of KeyCorp, and its predecessor, McDonald & Company Securities, Inc. As part of his duties, he oversaw the bank’s activities with oil and gas producers, pipeline companies and utilities.
     Matthew A. Jones, 45, has been our Chief Financial Officer and a director since our formation in 2006 and Chief Financial Officer of the Manager since its formation in 2006. Mr. Jones has also served as the Chief Financial Officer of Atlas America and the Chief Financial Officer of Atlas Pipeline Partners GP since March 2005. Mr. Jones has been the Chief Financial Officer of Atlas Pipeline Holdings GP since January 2006 and a director since February 2006. From 1996 to 2005, Mr. Jones worked in the Investment Banking group at Friedman Billings Ramsey, concluding as Managing Director. Mr. Jones worked in Friedman Billings Ramsey’s Energy Investment Banking Group from 1999 to 2005 and in Friedman Billings Ramsey’s Specialty Finance and Real Estate Group from 1996 to 1999. Mr. Jones is a Chartered Financial Analyst.
     Walter C. Jones, age 43, has been a member of the Board of Directors since December 2006. He has been the General Counsel and Senior Director of Private Equity for GRAVITAS Capital Advisors, LLC, an independent investment advisory firm since May 2005. From May 1994 to May 2005, Mr. Jones was at the Overseas Private Investment Corporation, where he served as Manager for Asia, Africa, the Middle East, Latin America and the Caribbean, as well as for seven years a senior officer in the Finance Department.
     Ellen F. Warren, 50, has been a member of the Board of Directors since December 2006. She is founder and President of OutSource Communications, a marketing communications firm that services corporate and nonprofit clients. Prior to founding OutSource Communications in August 2005, she was President of Levy Warren Marketing Media, a public relations and marketing firm she co-founded in March 1998. Before that, she was Vice President of Marketing/Communications for Jefferson Bank, a Philadelphia-based financial institution from September 1992 to February 1998.
     Bruce M. Wolf, 58, has been a member of the Board of Directors since December 2006. He has been President of Homard Holdings, LLC, a wine manufacturer and distributor, since September 2003. Mr. Wolf has been of counsel with Picadio, Sneath, Miller & Norton, P.C., Pittsburgh, PA, since May

2003. Additionally, since June 1999, Mr. Wolf has been a consultant in connection with energy and securities matters, conducting research and providing expert testimony and litigation support. Mr. Wolf was a Senior Vice President of Atlas America from October 1998 to May 1999 and, before that, Secretary and General Counsel of Atlas Energy Group from 1980.
NON-DIRECTOR EXECUTIVE OFFICERS
     Information is set forth below regarding the background of each of our executive officers who is not also a director. For officers who are also directors, E. Cohen and J. Cohen, R. Weber and M. Jones, this information can be found above under “Proposal 1. Election of Directors — Names of Directors, Principal Occupations and Other Information.”
     Nancy J. McGurk, 51, has been our Chief Accounting Officer since our formation in 2006 and Chief Accounting Officer of the Manager since its formation in 2006. She has been the Chief Accounting Officer of Atlas America since January 2001 and Senior Vice President since January 2002. Ms. McGurk was a Vice President of Resource America from 1992 until May 2004, and its Treasurer and Chief Accounting Officer from 1989 until May 2004. Ms. McGurk has been Senior Vice President since January 2002, and Chief Financial Officer and Chief Accounting Officer since January 2001, of Atlas Resources.
     Lisa Washington, 39, has been our Chief Legal Officer and Secretary since our formation in 2006 and Chief Legal Officer and Secretary of the Manager since its formation in 2006. Ms. Washington has been the Vice President, Chief Legal Officer and Secretary of Atlas America and Atlas Pipeline Partners GP since November 2005. She has been the Chief Legal Officer and Secretary of Atlas Pipeline Holdings GP since January 2006. From 1999 to November 2005, Ms. Washington was an attorney in the business department of the law firm of Blank Rome LLP.
CORPORATE GOVERNANCE
Information Concerning the Company and the Board of Directors
     Our Common Units are listed on the New York Stock Exchange (“NYSE”) under the symbol “ATN” and we are subject to the listing standards set forth thereunder. Because we did not close our initial public offering until December 2006, the Board did not hold any meetings during fiscal 2006. The Board currently consists of seven members, three of whom are independent directors as defined by NYSE standards. In making these determinations, the Board reviewed information from each of these directors concerning all of their respective relationships with us and analyzed the materiality of those relationships. The three independent directors are Messrs. W. Jones and Wolf and Ms. Warren.
     We do not have a formal policy regarding director attendance at our annual meeting of unitholders.
     In accordance with NYSE listing standards, the non-management directors will meet in executive session regularly without management. The director who will preside at these meetings will rotate each meeting. The purpose of these executive sessions is to promote open and candid discussion among the non-management board members. Interested parties wishing to communicate directly with the non-management directors may contact the chairman of the audit committee, Walter Jones. Correspondence to Mr. Jones should be marked “Confidential” and sent to Mr. Jones’s attention, c/o Atlas Energy Resources, LLC, 1845 Walnut Street, 10th Floor, Philadelphia, PA 19103.
     We have adopted a code of business conduct and ethics and corporate governance guidelines and will make printed copies available to any unitholder who so requests. Requests for printed copies may be directed as follows: Atlas Energy Resources, LLC, 311 Rouser Road, Moon Township, Pennsylvania 15108, Attention: Secretary. Each of the code of business conduct and ethics and the corporate governance guidelines are posted on our website at www.atlasenergyresources.com.
Communications with the Board of Directors
     The Board has established a process for unitholders to send communications to it. Any unitholder who wishes to send a communication to the Board should mail such communication to the Secretary of the Company at its Moon Township address stated herein. Beneficial owners shall include in their communication a good faith representation that they are beneficial owners of our units. Our Secretary will promptly forward to the Chairman of the Board any and all such unitholder communications.
Board of Directors Committees
     Standing committees of the Board are the audit committee, the conflicts committee, and the nominating committee. Because Atlas America owns more than 50% of our outstanding equity securities, we are considered a controlled company as defined by NYSE standards. Because we are a controlled company, we are not required to have a nominating/corporate governance committee or a compensation committee.
     Conflicts Committee. The conflicts committee reviews specific matters that the Board believes may involve conflicts of interest. The conflicts committee determines if the resolution of the conflict of interest is fair and reasonable to us. Our Amended and Restated Operating Agreement provides that members of the committee may not be officers or employees of us, Atlas America, or the Manager or directors, officers or employees of any of our or their affiliates and must meet the independence standards for service on an audit committee of a board of directors as established by NYSE and SEC rules. Any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to us and approved by all of our unitholders. If a matter is submitted to the conflicts committee and the conflicts committee does not approve the matter, we will not proceed with the matter unless and until the matter has been modified in such a manner that the conflicts committee determines is fair and reasonable. The resolution of conflicts may not always be in our best interest or that of our unitholders. The conflicts committee is comprised solely of independent directors, consisting of Messrs. W. Jones and Wolf and Ms. Warren, with Mr. Wolf acting as the chairman.
     Audit Committee. The audit committee recommends to the Board the independent public accountants to audit our financial statements and establishes the scope of, and oversees, the annual audit. The committee also approves any other services provided by public accounting firms. The audit committee provides assistance to the Board in fulfilling its oversight responsibility to the unitholders, the investment community and others relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of internal audit function. The audit committee oversees our system of disclosure controls and procedures and system of internal controls regarding financial, accounting, legal compliance and ethics that our management and the Board have established. In doing so, it is the responsibility of the audit committee to maintain free and open communication between the committee and the independent auditors, internal accounting function and our management. Because we did not close our initial public offering until December 2006, the audit committee did not hold any meetings during fiscal 2006. The audit committee is comprised solely of independent directors, consisting of Messrs. W. Jones and Wolf and Ms. Warren, with Mr. W. Jones acting as the chairman. The Board has determined that Mr. W. Jones is an audit committee financial expert. The Board previously adopted a written charter for the audit committee, a current copy of which is available on our web site at www.atlasenergyresources.com and we will make a printed copy available to any unitholder who so requests.

     Nominating Committee. The principal functions of the nominating committee are to recommend persons to be selected by the Board as nominees for election as directors, recommend persons to be elected to fill any vacancies on the Board, consider and recommend to the Board qualifications for the office of director and policies concerning the term of office of directors and the composition of the Board. The nominating committee was formed in January 2007, and therefore, did not hold any meetings during fiscal 2006. The nominating committee is comprised solely of independent directors, consisting of Messrs. W. Jones and Wolf and Ms. Warren, with Ms. Warren acting as the chairperson.
     The nominating committee will consider nominees recommended by unitholders for the 2008 annual meeting of unitholders if submitted in writing to our Secretary in accordance with our Amended and Restated Operating Agreement and with rules promulgated by the SEC. See “Unitholder Proposals” for information concerning nominations by unitholders.
Report of the Audit Committee
     The audit committee has approved the following report:
     In connection with its function to oversee and monitor the financial reporting process of Atlas Energy Resources, LLC (the “Company”), the audit committee has done the following:
•	reviewed and discussed the Company’s audited financial statements to be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006 (the “Annual Report”) with the Company’s management;

•	discussed with the Company’s independent auditors those matters which are required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Sec. 380); and

•	received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with the independent auditors their independence.
     Based on the foregoing, the audit committee recommended to the Board that the audited financial statements be included in the Annual Report.
Walter C. Jones, Chairman
Ellen F. Warren
Bruce M. Wolf
DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
Compensation Discussion and Analysis
     The compensation committee of Atlas America, our parent, is responsible for formulating and presenting recommendations to its board of directors and our Board with respect to the compensation of our named executive officers. We do not directly compensate our named executive officers. Rather, Atlas America allocates the compensation of the executive officers between activities on behalf of us and activities on behalf of itself and its affiliates based upon an estimate of the time spent by such persons on activities for us and for Atlas America and its affiliates. We reimburse Atlas America for the compensation allocated to us. The compensation committee is also responsible for administering our employee benefit plans, including incentive plans. The compensation committee is comprised solely of independent directors of Atlas America.
Compensation Objectives
     We believe that our compensation program must support our strategy, be competitive, and provide both significant rewards for outstanding performance and clear financial consequences for underperformance. We also believe that a significant portion of our named executive officers’ compensation should be “at risk” in the form of annual and long-term incentive awards that are paid, if at all, based on individual and company accomplishment.
     The compensation awarded to our named executive officers for fiscal 2006 specifically was intended:
•	to encourage and reward strong performance; and

•	to motivate our named executive officers by providing them with a meaningful equity stake in our company.
     Accounting and cost implications of compensation programs are considered in program design; however, the main driver of design is alignment with business needs.
Overview of Compensation Process
     The compensation committee retained Mercer Human Resource Consulting in June 2006 to analyze and review the competitiveness and appropriateness of all elements of the total compensation (base salary and annual and long-term incentives) paid by Atlas America to its executive officers, including our named executive officers, individually and as a group. Mercer was asked to review compensation Atlas America awarded during 2005 and to assist the compensation committee in its analysis of 2006 awards. Mercer and the compensation committee looked not only to the oil and energy industry (adjusted for scope by position) in evaluating Atlas America’s compensation levels but also, as appropriate, to the financial services industry.
     The compensation committee focused on Atlas America’s equity performance, market capitalization, corporate developments, business performance and financial position in determining the compensation for those executive officers who provided services to both Atlas America and to us.
     Our Chief Executive Officer provided the compensation committee with statistical data and recommendations to assist it in determining compensation levels. While the compensation committee utilized this information and valued our Chief Executive Officer’s observations with regard to Atlas America’s performance, our performance and the performance of the named executive officers, the compensation committee also considered the analysis, recommendations, and review provided by Mercer. Ultimately the decisions regarding executive compensation were made by the compensation committee after extensive discussion regarding appropriate compensation and were approved by Atlas America’s board of directors and our Board.
     In addition to making decisions regarding compensation for the named executive officers, during 2006, the compensation committee also developed and articulated a compensation philosophy based on Atlas America’s and our business strategy, significant growth, organizational structure, and future objectives. The compensation philosophy includes a frame of reference for compensation comparisons, target positioning, and objectives by pay element.

     Additionally, the compensation committee established a formalized process for approving future compensation decisions, including base salary increases and annual and long-term incentive awards.
Elements of the Compensation Program
     Base Salary. Base salary is intended to provide fixed compensation to the named executive officers for their performance of core duties that contributed to the success of Atlas America and us as measured by the elements of corporate performance mentioned above. Mercer’s analysis of compensation of executive officers within the energy industry (adjusted for scope by position) confirmed that the base salaries paid to the named executive officers in fiscal 2006 fall between the median and the 75th percentile of the energy industry. Mercer also referenced financial services data where appropriate. Salary allocations to us by Atlas America for 2006 reflect the fact that we completed our initial public offering in December 2006.
     Annual Incentives. Annual incentives are intended to tie a significant portion of each of the named executive officer’s compensation to Atlas America’s annual performance and, our annual performance and/or to the performance of one of Atlas America’s subsidiaries or divisions for which he or she is responsible. Additionally, the annual incentive allows Atlas America to recognize an individual’s performance in relation to Atlas America’s performance or that of one of its subsidiaries or divisions. Generally, the higher the level of responsibility of the executive within Atlas America, the greater is the incentive component of that executive’s target total cash compensation.
     Long-Term Incentives. We believe that our long term success depends upon aligning executives’ and unitholders’ interests. To support this objective, we will provide our executives with the opportunity to become significant shareholders, through our long-term incentive programs. These awards are usually a combination of stock options, restricted units and phantom units which vest over four years to support long-term retention of executives and reinforce our longer-term goals. Our named executive officers who do not work full time for us also are eligible to receive awards under the Atlas America Stock Incentive Plan, which we refer to as the Atlas Plan, the Atlas Pipeline Partners Long-Term Incentive Plan, which we refer to as the APL Plan, and the Atlas Pipeline Holdings Long-Term Incentive Plan, which we refer to as the AHD Plan.
     Historically, the date upon which equity awards have been granted has not been fixed. If we do grant equity awards in the future, we shall do so in February of each year.
     Supplemental Benefits, Deferred Compensation and Perquisites. We do not emphasize supplemental benefits for executives, and perquisites are discouraged. None of our named executive officers have deferred any portion of their compensation.
     Compensation Determination. In determining compensation amounts awarded, the compensation committee focused on specific contributions by the named executive officers to the overall performance of Atlas America and its subsidiaries, including us during 2006.
     The following table sets forth the compensation allocation for fiscal year 2006 for our Chief Executive Officer and Chief Financial Officer, and each of our other most highly compensated executive officers whose allocated total compensation exceeded $100,000. As required by SEC guidance, the table also discloses awards under the Atlas Plan, the APL Plan and the AHD Plan.

2006 Summary Compensation Table

			Stock		Option		All Other
Name and		Salary	Awards		Awards		Compensation	Total
Principal Position	Year	($)	($)		($)		($)	($)
Edward E. Cohen, Chairman of the Board and Chief Executive Officer	2006	$27,391	$674,625	(1)	$84,861	(2)	$32,300 (3)	$819,177
Matthew A. Jones, Chief Financial Officer	2006	$13,696	$276,546	(1)	$324,172	(2)	$7,650 (4)	$622,064
Richard D. Weber, President and Chief Operating Officer	2006	$15,217	$187,504	(5)	$347,779	(6)	—	$550,500

(1)	Represents the dollar amount of (i) expense recognized by Atlas Pipeline Holdings for financial statement reporting purposes with respect to phantom units granted under the AHD Plan, and (ii) expense recognized by Atlas Pipeline for financial statement reporting purposes with respect to phantom units granted under the APL Plan, all in accordance with FAS 123R.

(2)	Represents the dollar amount of (i) expense recognized for financial statement reporting purposes by Atlas Pipeline Holdings for options granted under the AHD Plan and (ii) for Mr. Jones, also includes expense recognized for financial reporting purposes by Atlas America for options granted under the Atlas Plan, all in accordance with FAS 123R.

(3)	Represents payments on distribution equivalent rights (“DERs”) of $17,000 with respect to the phantom units awarded under the APL Plan and $15,300 with respect to phantom units awarded under the AHD Plan.

(4)	Represents payments on DERs of $4,250 with respect to the phantom units awarded under the APL Plan and $3,400 with respect to phantom units awarded under the AHD Plan.

(5)	Represents the dollar amount of expense we recognized for financial statement reporting purposes with respect to restricted units granted under the Plan (see Note 10 to the Company’s combined and consolidated financial statements), in accordance with FAS 123R.

(6)	Represents the dollar amount of (i) expense we recognized for financial statement reporting purposes with respect to options granted under our Plan (see Note 10 to our combined and consolidated financial statements) and (ii) expense recognized by Atlas America for financial statement reporting purposes with respect to options granted under the Atlas Plan, all in accordance with FAS 123R.

     As required by SEC guidance, the following table discloses awards under the Atlas Plan, the APL Plan , and the AHD Plan.
2006 GRANTS OF PLAN-BASED AWARDS TABLE

				All Other Option
			All Other Stock	Awards:	Exercise or
			Awards:	Number of	Base Price	Grant Date Fair
			Number of	Securities	of Option	Value of Stock
	Grant	Approval	Shares of Stock	Underlying	Awards	and Option
Name	Date	Date	or Units (#)	Options (#)	($ / unit)	Awards
Edward E. Cohen	11/01/06	10/31/06	20,000 (1)	—	—	$943,800	(1)
	11/10/06	10/31/06	90,000 (2)	500,000 (3)	$22.56	$2,030,400	(2)
						$1,880,000	(3)
Matthew A. Jones	11/01/06	10/31/06	5,000 (1)	—	—	$235,950	(1)
	11/10/06	10/31/06	20,000 (2)	100,000 (3)	$22.56	$451,200	(2)
						$376,000	(3)
Richard D. Weber	4/17/06	4/03/06	—	50,000 (4)	$47.86	$1,055,000	(4)

(1)	Represents grants of phantom units under the APL Plan, which vest 25% per year on the anniversary of the grant, valued in accordance with FAS 123R at the closing price of Atlas Pipeline’s common units on the grant date of $47.19.

(2)	Represents grants of phantom units under the AHD Plan, which vest 25% on the third anniversary and 75% on the fourth anniversary of the grant, valued in accordance with FAS 123R at the closing price of Atlas Pipeline Holdings’ common units on the grant date of $22.56.

(3)	Represents grants of stock options under the AHD Plan, which vest 25% on the third anniversary and 75% on the fourth anniversary of the grant valued at $3.76 per option using the Black-Scholes option pricing model to estimate the weighted average fair value of each unit option granted with weighted average assumptions for (a) expected dividend yield of 4.0%, (b) risk-free interest rate of 4.5%, (c) expected volatility of 20.0%, and (d) an expected life of 6.9 years.

(4)	Represents grants of stock options under the Atlas Plan, in accordance with Mr. Weber’s employment agreement, which vest 25% per year on the anniversary of the commencement of Mr. Weber’s employment on April 17, 2006, except as described below under “—Richard D. Weber Employment Agreement,” valued at $21.10, per share using the Black-Scholes option pricing model to estimate the weighted average fair value of each option granted for 50,000 shares with weighted average assumptions for (a) expected dividend yield of $0, (b) risk-free interest rate of 4.8%, (c) expected volatility of 35%, and (d) an expected life of 6.25 years.
Richard D. Weber Employment Agreement
     Atlas America entered into an employment agreement in April 2006 with Richard Weber, who serves as President and Chief Operating Officer of us and of the Manager. The agreement has a two year term and, after the first year, the term automatically renews daily so that on any day that the agreement is in effect, the agreement will have a remaining term of one year. Mr. Weber is required to devote substantially all of his working time to the Manager and its affiliates. The agreement provides for an annual base salary of not less than $300,000 and a bonus of not less than $700,000 during the first year. After that, bonuses will be awarded solely at the discretion of the compensation committee. The agreement provides for equity compensation as follows:
•	Upon execution of the agreement, Mr. Weber was granted options to purchase 50,000 shares of Atlas America stock at $47.86.

•	In January 2007, Mr. Weber was granted 47,619 shares of our restricted units with a value of $1,000,000.

•	In January 2007, Mr. Weber was granted options to purchase 373,752 of our common units at $21.00.
     All of the securities described above vest 25% per year on each anniversary of the date Mr. Weber commenced his employment, April 17, 2006. All securities will vest immediately upon a change of control or termination by Mr. Weber for good reason or by the Manager other than for cause. Change of control is defined as:
•	the acquisition of beneficial ownership, as defined in the Securities Exchange Act, of 50% or more of Atlas America’s or our voting securities or all or substantially all of Atlas America’s or our assets by a single person or entity or group of affiliated persons or entities, other than an entity of which either Mr. E. Cohen or Mr. J. Cohen is an officer, manager, director or participant;

•	we or Atlas America consummate a merger, consolidation, combination, share exchange, division or other reorganization or transaction with an unaffiliated entity after which the Manager is not our manager; or

•	our or Atlas America’s shareholders approve a plan of complete liquidation of winding up, or agreement of sale of all or substantially all of our or Atlas America’s assets other than an entity of which either Mr. E. Cohen or Mr. J. Cohen is an officer, manager, director or participant.
     The change of control triggering events relating to the absence of Messrs. Cohen from our company or Atlas America reflects Mr. Weber’s belief that Messrs. Cohen effectively controlled us at the time of his employment and their separation would therefore constitute a change of control. Good reason is defined as a material breach of the agreement, reduction in his base pay, a demotion, a material reduction in his duties or his failure to be elected to our Board. Cause is defined as fraud in connection with his employment, conviction of a crime other than a traffic offense, material failure to perform his duties after written demand by Atlas America’s board or breach of the representations made by Mr. Weber in the employment agreement if the breach impacts his ability to fully perform his duties.
     The Manager may terminate Mr. Weber without cause upon 45 days written notice or for cause upon written notice. Mr. Weber may terminate his employment for good reason or for any other reason upon 30 days’ written notice. Key termination benefits are as follows:
•	If Mr. Weber’s employment is terminated due to death, the Manager will (a) pay to Mr. Weber’s designated beneficiaries a lump sum cash payment in an amount equal to the bonus that Mr. Weber received from the prior fiscal year pro rated for the time employed during the current fiscal year and (b) Mr. Weber’s family will receive health insurance coverage for one year.

•	If Mr. Weber’s employment is terminated by Mr. Weber other than for good reason, all stock and option awards will automatically vest.

•	If the Manager terminates Mr. Weber’s employment other than for cause, or, Mr. Weber terminates his employment for good reason, (a) the Manager will pay amounts and benefits otherwise payable to Mr. Weber as if Mr. Weber remained employed for one year, except that the bonus amount shall be prorated and based on the bonus awarded in the prior fiscal year, and (b) all stock and option awards will automatically vest.

     Mr. Weber is entitled to a gross-up payment if any payments made to him would constitute an excess parachute payment under Section 280G of the Code such that the net amount Mr. Weber receives after the deduction of any excise tax, any federal, state and local income tax, and any FICA and Medicare withholding tax is the same amount he would have received had such taxes not been deducted. The agreement includes standard restrictive covenants for a period of two years following termination, including non-compete and non-solicitation provisions.
     If a termination event had occurred as of December 31, 2006, we estimate that the value of the benefits to Mr. Weber would have been as follows:

	Lump Sum		Accelerated Vesting of
	Severance		Stock Awards and	Tax
Reason for Termination	Payment	Benefits(1)	Option Awards (2)	Gross-up
Death	$800,000 (3)	$18,185	—	—

Disability	—	$22,131	—	—

Termination by us without cause (including for disability) or by Mr. Weber for good reason	$1,923 (4)	$22,131	$1,055,000	—

Change of control	—	—	$1,055,000	—

Termination by Mr. Weber without cause	—	—	—	—

(1)	Represents rates currently in effect for COBRA insurance benefits for 12 months.

(2)	Represents the value of unvested and accelerated option awards disclosed in the “Outstanding Equity Awards at Fiscal Year-End Table,” calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of the Company’s stock on December 29, 2006.

(3)	Calculated as the sum of Mr. Weber’s 2006 base salary and bonus.

(4)	Represents Mr. Weber’s 2006 bonus.
Our Long-Term Incentive Plan
     Our Plan provides performance incentive awards to our officers and directors, and the employees, directors and consultants of our manager and its affiliates, consultants and joint-venture partners who perform services for us. Our Plan is administered by Atlas America’s compensation committee under delegation from our board. The compensation committee may grant awards of common units, restricted units, phantom units, unit options for an aggregate of 3,742,000 common units.
     Restricted Units and Phantom Units. A restricted unit is a common unit that is subject to forfeiture prior to the vesting of the award. A phantom unit entitles a participant to receive a common unit upon vesting of the phantom unit or, at the discretion of the compensation committee, cash equivalent to the then fair market value of a common unit. In tandem with phantom unit grants, the compensation committee may grant a DER. The compensation committee determines the vesting period for both restricted units and phantom units.
     Unit Options. A unit option entitles a participant to receive a common unit upon payment of the exercise price for the option after completion of vesting of the unit option. The exercise price of the unit option may be equal to or more than the fair market value of a common unit as determined by the compensation committee on the date of grant of the option. The compensation committee determines the vesting and exercise period for unit options. Unit option awards expire 10 years from the date of grant.
     The vesting of these types of awards mentioned above may also be contingent upon the attainment of predetermined performance targets, which could increase or decrease the actual award settlement, as determined by the compensation committee, although no awards currently outstanding contain any such provision. Awards will automatically vest upon a change of control, as defined in our Plan.
Atlas Plan
     The Atlas Plan authorizes the granting of up to 2.0 million shares of Atlas common stock to its employees, affiliates, consultants and directors in the form of incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), restricted stock and deferred units. SARs represent a right to receive cash in the amount of the difference between the fair market value of a share of Atlas America common stock on the exercise date and the exercise price, and may be free-standing or tied to grants of options. A deferred unit represents the right to receive one share of Atlas common stock upon vesting. Awards under the Atlas Plan generally become exercisable as to 25% each anniversary after the date of grant, except that deferred units awarded to our non-executive board members vest 33 1/3% on the second, third and fourth anniversaries of the grant, and expire not later than ten years after the date of grant. Options and units will vest sooner upon a change in control of Atlas America or death or disability of a grantee, provided the grantee has completed at least six months service from the date of grant.
AHD Plan
     The AHD Plan provides performance incentive awards to officers, employees and board members and employees of its affiliates, consultants and joint-venture partners who perform services for Atlas Pipeline Holdings. The AHD Plan is administered by Atlas America’s compensation committee under delegation from Atlas Pipeline Holding’s board. The compensation committee may grant awards of either phantom units or unit options for an aggregate of 2.1 million common limited partner units.
     Partnership Phantom Units. A phantom unit entitles a participant to receive a common unit upon vesting of the phantom unit or, at the discretion of the compensation committee, cash equivalent to the then fair market value of a common unit. In tandem with phantom unit grants, the compensation committee may grant a DER. The compensation committee determines the vesting period for phantom units. Through December 31, 2006, phantom units granted under the AHD Plan generally vest 25% three years from the date of grant and 100% four years from the date of grant.
     Partnership Unit Options. A unit option entitles a participant to receive a common unit upon payment of the exercise price for the option after completion of vesting of the unit option. The exercise price of the unit option may be equal to or more than the fair market value of a common unit as determined by the compensation committee on the date of grant of the option. The compensation committee determines the vesting and exercise period for unit options. Unit option awards expire 10 years from the date of grant. Through December 31, 2006, unit options granted generally will vest 25% three years from the date of grant and 100% four years from the date of grant.
     The vesting of both types of awards may also be contingent upon the attainment of predetermined performance targets, which could increase or decrease the actual award settlement, as determined by the compensation committee, although no awards currently outstanding contain any such provision. Awards will automatically vest upon a change of control, as defined in the AHD Plan. This year, the compensation committee approved grants under the AHD Plan conditioned upon the filing of a Registration Statement on Form S-8.
APL Plan
     The APL Plan provides incentive awards to officers, employees and non-employee managers of its general partner and officers and employees of its general partner’s affiliates, consultants and joint venture partners who perform services for APL or in furtherance of its business. The APL Plan is administered by the Atlas America compensation committee, under delegation from APL’s general partner’s managing board. Under the APL Plan, the compensation committee may make awards of either phantom units or options covering an aggregate of 435,000 common units.
     APL Phantom Units. A phantom unit entitles the participant to receive a common unit upon the vesting of the phantom unit or, at the discretion of the compensation committee, cash equivalent to the value of a common unit. In tandem with phantom unit grants, the compensation committee may grant a DER. The compensation committee determines the vesting period for phantom units. Through December 31, 2006, phantom units granted under the APL Plan generally vested over a 4-year period at the rate of 25% per year.
     APL Unit Options. A unit option entitles the participant to purchase APL common units at an exercise price determined by the compensation committee, which may be less than, equal to or more than the fair market value of APL common units on the date of grant. The compensation committee will also have discretion to determine how the exercise price may be paid. No unit options have been granted under the APL Plan.
     Each non-employee manager of APL’s general partner is awarded the lesser of 500 phantom units, with DERs, or that number of phantom units, with DERs, equal to $15,000 divided by the then fair market value of a common unit for each year of service on the managing board. Up to 10,000 phantom units may be awarded to non-employee managers. Except for phantom units awarded to non-employee managers of APL’s general partner, the compensation committee will determine the vesting period for phantom units and the exercise period for options. Phantom units awarded to non-employee managers will generally vest over a 4-year period at the rate of 25% per year. Both types of awards will automatically vest upon a change of control, as defined in the APL Plan.
     As required by SEC guidelines, the following table discloses awards under our Plan as well as under each of the Atlas Plan, the APL Plan and the AHD Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards						Stock Awards
									Market
							Number of		Value of
							Shares or		Shares or
							Units of		Units of
	Number of				Option		Stock That		Stock That
	Securities Underlying				Exercise	Option	Have Not		Have Not
	Unexercised Options (#)				Price	Expiration	Vested		Vested
Name	Exercisable		Unexercisable		($)	Date	(#)		($)
Edward E. Cohen	450,000	(1)	—		$25.47	7/1/2015	47,500	(2)	$2,280,000 (3)
	—		500,000	(4)	$22.56	11/10/2016	90,000	(5)	$2,149,200 (6)

Matthew A. Jones	30,000	(7)	90,000	(8)	$25.47	7/1/2015	16,250	(9)	$780,000 (3)
	—		100,000	(10)	$22.56	11/10/2016	20,000	(11)	$472,600 (6)

Richard D. Weber	—		50,000	(12)	$47.86	4/17/2016	—		—

(1)	Represents options to purchase Atlas America stock, granted on 7/1/05 in connection with Atlas America’s spin-off from Resource America, which vested immediately.

(2)	Represents APL phantom units, which vest as follows: 3/16/07 – 5,000; 6/8/07 – 6,250; 11/1/07 – 5,000; 3/16/08 – 5,000; 6/8/08 – 6,250; 11/1/08 – 5,000; 3/16/09 – 5,000; 11/1/09 – 5,000 and 11/1/10 – 5,000; includes 20,000 units reported in “2006 Grants of Plan-Based Awards Table.”

(3)	Based on closing market price of APL common units on December 29, 2006 of $48.00.

(4)	Represents options to purchase AHD units (all of which are reported in “2006 Grants of Plan-Based Awards Table”), which vest as follows: 11/10/09 – 125,000 and 11/10/10 – 375,000.

(5)	Represents AHD phantom units (all of which are reported in “2006 Grants of Plan-Based Awards Table”), which vest as follows: 11/10/09 – 22,500 and 11/10/10 – 67,500.

(6)	Based on closing market price of AHD common units on December 29, 2006 of $23.88.

(7)	Represents options to purchase Atlas America stock.

(8)	Represents options to purchase Atlas America stock, which vest as follows: 7/1/07 – 30,000; 7/1/08 – 30,000 and 7/1/09 – 30,000.

(9)	Represents APL phantom units, which vest as follows: 3/16/07 – 3,750; 11/1/07 – 1,250; 3/16/08 – 3,750; 11/1/08 – 1,250; 3/16/09 – 3,750; 11/1/09 – 1,250 and 11/1/10 – 1,250; includes 5,000 units reported in “2006 Grants of Plan-Based Awards Table.”

(10)	Represents AHD options (all of which are reported in “2006 Grants of Plan-Based Awards Table”), which vest as follows: 11/10/09 – 25,000 and 11/10/10 – 75,000.

(11)	Represents AHD phantom units (all of which are reported in “2006 Grants of Plan-Based Awards Table”), which vest as follows: 11/10/09 – 5,000 and 11/10/10 – 15,000.

(12)	Represents options to purchase Atlas America stock (all of which are reported in “2006 Grants of Plan-Based Awards Table”), which vest as follows: 4/17/07 – 12,500; 4/17/08 – 12,500; 4/17/09 – 12,500 and 4/17/10 – 12,500.

2006 OPTION EXERCISES AND STOCK VESTED TABLE

	Stock Awards(1)
	Number of Units	Value Realized
	Acquired on Vesting	on Vesting
Name	(#)	($)
Edward E. Cohen	11,250	$454,612

Matthew A. Jones	3,750	$151,537

(1)	Awards under the APL Plan.
DIRECTOR COMPENSATION TABLE

Fees Earned or
Paid in Cash
Name	($)
Walter C. Jones	$1,342
Ellen F. Warren	$1,342
Bruce M. Wolf	$1,342
Director Compensation
     We do not pay additional remuneration to officers or employees of Atlas America who also serve as members of our Board. Each non-employee director received in fiscal year 2006, a pro-rated portion of the annual retainer of $35,000 in cash and, in January 2007, an annual grant of phantom units with DERs in an amount equal to the lesser of 500 units or $15,000 worth of units (based upon the market price of our common units) pursuant to our Plan. In addition, we reimburse each non-employee director for out-of-pocket expenses in connection with attending meetings of the board or committees. We reimburse Atlas America for these expenses and indemnify our directors for actions associated with serving as directors to the extent permitted under Delaware law.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     Anthem Securities, our wholly-owned subsidiary, is a registered broker-dealer which serves as the dealer-manager of investment programs sponsored by Resource America’s real estate and equipment finance segments. Salaries of the personnel performing services for Anthem are paid by Resource America and Anthem reimburses Resource America for the allocable costs of such personnel. In addition, Resource America agreed to cover some of the operating costs for Anthem’s office of supervisory jurisdiction, principally licensing fees and costs. In fiscal 2006, Resource America paid $1.3 million toward such operating costs of Anthem and Anthem reimbursed it $2.7 million.

INDEPENDENT PUBLIC ACCOUNTANTS
     Our independent public accountants for the fiscal year ended December 31, 2006 was Grant Thornton, LLP. The audit committee anticipates that Grant Thornton LLP will be re-appointed as our independent public accountants for fiscal year 2007. We do not anticipate that a representative of Grant Thornton, LLP will be present at the Meeting.
For the year ended December 31, 2006, Grant Thornton LLP’s accounting fees and services were as follows (in thousands) (4):

Audit fees(1)	$100
Audit-related fees	—
Tax fees(2)	—
All other fees(3)	—

Total accounting fees and services	$100

(1)	Audit fees include professional services rendered for the annual audit of our financial statements.

(2)	There were no fees for tax services rendered to us during the year ended December 31, 2006.

(3)	There were no other fees rendered to us during the year ended December 31, 2006.

(4)	Prior to the Company’s initial public offering on December 18, 2006, all Grant Thornton audit, audit-related and tax fees were billed to, paid by, and reported by Atlas America.
Audit Committee Pre-Approval Policies and Procedures
     The audit committee, on at least an annual basis, reviews audit and non-audit services performed by Grant Thornton, LLP as well as the fees charged by Grant Thornton, LLP for such services. Our policy is that all audit and non-audit services must be pre-approved by the audit committee.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of all such reports.
     Based solely on its review of the reports received by it, or representations from certain reporting persons that no filings were required for those persons, we believe that, during fiscal 2006, no officers, directors or beneficial owners failed to file reports of ownership and changes of ownership on a timely basis except for the following: Messrs. M. Jones, Weber and Wolf and Ms. Washington each filed one late Form 4 relating to purchases made in our initial public offering.
OTHER MATTERS
     As of the date of this proxy statement, the Board does not intend to present and has not been informed that any other person intends to present any other matters for action at the Meeting. However, if other matters do properly come before the Meeting, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

     Except as hereinabove stated, all units represented by valid proxies received will be voted in accordance with the provisions of the proxy.
ANNUAL REPORT AND REPORT ON FORM 10-K
     Our 2006 Annual Report to Unitholders including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2006, is being sent to unitholders of record as of April 10, 2007 with this proxy statement. Unitholders of record as of April 10, 2007, and beneficial owners of our units on that date, may obtain from us, without charge, a copy of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, exclusive of the exhibits thereto, by a request therefor in writing. Such requests should be directed to us, at our Moon Township address stated herein, and to the attention of the Secretary. Beneficial owners shall include in their written requests a good faith representation that they were beneficial owners of our Common Units or Class A Units on April 10, 2007.
UNITHOLDER PROPOSALS
     Rule 14a-8 of the Securities Exchange Act of 1934 establishes the eligibility requirements and the procedures that must be followed for a unitholder’s proposal to be included in a public company’s proxy materials. Under the rule, proposals submitted for inclusion in the Company’s proxy statement for its 2008 annual meeting of unitholders must be received by the Company at 311 Rouser Road, Moon Township, Pennsylvania 15108, Attention: Secretary, on or before December 28, 2007. Proposals must comply with all the requirements of Rule 14a-8.
     A unitholder who wishes to present a matter for action at the Company’s annual meeting to take place in 2008, but chooses not to do so under Rule 14a-8, must deliver to the Secretary of the Company on or before November 28, 2007, a notice containing the information required by the advance notice and other provisions of the Company’s Amended and Restated Operating Agreement. A copy of the Amended and Restated Operating Agreement may be obtained by directing a written request to the Company at 311 Rouser Road, Moon Township, Pennsylvania 15108, Attention: Secretary.

ATLAS ENERGY RESOURCES, LLC
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF ATLAS ENERGY RESOURCES, LLC
     The undersigned hereby constitutes and appoints Edward E. Cohen, Richard D. Weber or Matthew A. Jones, or any one of them, as and for his proxies, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or either of them, to vote all of the (i) common units representing Class B limited liability company interests and (ii) Class A units representing limited liability company interests, of Atlas Energy Resources, LLC, held of record by the undersigned on April 10, 2007 at the Annual Meeting of Unitholders of Atlas Energy Resources, LLC to be held Wednesday, May 23, 2007 and at any and all adjournments thereof as follows:
(Continued and to be signed on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
     1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES	Nominees:

☐ Edward E. Cohen
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Jonathan Z. Cohen
☐ Matthew A. Jones
☐ Richard D. Weber
☐ Walter C. Jones
☐ FOR ALL EXCEPT (See instructions below)	☐ Ellen F. Warren
☐ Bruce M. Wolf
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee for whom you wish to withhold authority to vote, as shown here ☒
     2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
This proxy, when properly executed, will be voted in the manner specified above by the named proxies. If no direction is made, this proxy will be voted FOR all nominees listed.
The undersigned hereby acknowledges receipt of the Atlas Energy Resources, LLC Annual Report to Unitholders, Notice of the Atlas Energy Resources, LLC Annual Meeting and the Proxy Statement relating thereto.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
[___]
Dated:                                         , 2007

Signature of unitholder

Signature of unitholder

Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF UNITHOLDERS OF
ATLAS ENERGY RESOURCES, LLC
May 23, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon as possible.